Exhibit 99.1

VMware to Acquire SpringSource

Company Adds Modern Application Platform to Cloud Infrastructure Strategy

PALO ALTO, Calif., August 10, 2009 — VMware, Inc., (NYSE: VMW), the global leader in virtualization solutions from the desktop through the datacenter and to the cloud, today announced a major step forward in its journey to help simplify IT by entering into a definitive agreement to acquire privately held SpringSource, a leader in enterprise and web application development and management. VMware and SpringSource plan to deliver compelling new solutions that enable companies to more efficiently build, run and manage applications within both internal and external cloud architectures.

“Today’s modern computing environments are moving to an application and data-centric world powered by state of the art virtualized and cloud computing platforms,” said Paul Maritz, president and chief executive officer, VMware. “The combination of SpringSource and VMware capitalizes on this shift and places us right at the intersection of the most important forces in the software market today — virtualization, modern application frameworks and cloud computing.”

VMware will acquire SpringSource for approximately $362 million in cash and equity plus the assumption of approximately $58 million of unvested stock and options. The acquisition has been approved by SpringSource’s stockholders and is expected to close in the third quarter of 2009, subject to customary closing conditions.

SpringSource is the innovator and driving force behind some of the most popular and fastest growing open source developer communities, application frameworks, runtimes, and management tools. In just five years, SpringSource has established a presence in a majority of the Global 2000 companies, and is rapidly delivering a new generation of commercial products and services. VMware plans to continue to support the principles that have made SpringSource solutions popular: the interoperability of SpringSource software with a wide variety of middleware software, and the open source model that is important to the developer community.

Together, VMware and SpringSource plan to further innovate and develop integrated Platform as a Service (PaaS) solutions that can be hosted at customer datacenters or at cloud service providers. These solutions will allow customers to rapidly build new enterprise and web applications and run and manage these applications in the same dynamic, scalable and cost-efficient vSphere-based internal or external clouds that can also host and manage their existing applications, providing an evolutionary path to the future. Forrester Research expects the emerging and rapidly growing PaaS market to expand to $15B by 2016. (Platform-As-A-Service Market Sizing, July 13, 2009)

“VMware has led the modernization of datacenter infrastructures through innovative virtualization and cloud architectures, providing customers with cost savings, agility and choice,” said Rod Johnson, chief executive officer, SpringSource. “The SpringSource team and community are committed to revolutionizing the way companies build, run and manage applications. By combining forces, I’m confident that we’ll be able to deliver a set of truly remarkable solutions that dramatically simplify enterprise IT.”

Background on SpringSource

SpringSource is at the forefront of “lean software,” a concept that is being rapidly adopted by enterprises focused on dramatically cutting cost and complexity, increasing productivity, and accelerating the delivery of high-quality, business-critical applications. SpringSource’s offerings and their underlying open-source technologies are uniquely able to address a wide range of corporate, web and commercial applications through a dynamic, yet consistent architecture. SpringSource counts a majority of the Global 2000 as current customers, and has a rapidly growing business delivering support, training and commercial software based on the well-known open source technologies and communities led by SpringSource:

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The Spring Framework is the leading enterprise Java programming model; currently supporting half of all enterprise Java projects and used by approximately two million developers worldwide. The Spring Framework provides a high productivity, lightweight programming environment that makes applications portable across open source and commercial application server environments from IBM, Oracle and others.

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Apache Tomcat is the world’s most widely used Java application server, deployed at more than 60% of all organizations running Java server applications. SpringSource is the key contributor to and maintainer of Tomcat and is responsible for more than 95% of the bug fixes over the past two years.

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SpringSource leads Groovy and Grails, a rapidly growing dynamic language and Web application framework, each with more than 70,000 downloads per month. Together, Groovy and Grails deliver the rapid application productivity of Ruby on Rails for web applications, while maintaining skill-set and infrastructure compatibility with Java Virtual Machine (JVM) environments.

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With more than 3,500 deployments worldwide, SpringSource’s Hyperic application monitoring and management tools are recognized as among the leading open source offerings in the space. In March, SpringSource/Hyperic was named one of Gartner’s “Cool Vendors in Cloud Computing Management and Professional Services.”

Conference Call Today

VMware plans to host a conference call today to discuss the strategy and financial aspects of this acquisition. The call is scheduled to begin at 3:30 p.m. PT/ 6:30 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The conference call may also be accessed by dialing 877-548-7901 or 719-325-4798, using passcode: 7914768. A replay of the webcast will be available following completion of the live broadcast for approximately 30 days.

About VMware

VMware (NYSE: VMW) is the global leader in virtualization solutions from the desktop to the datacenter — bringing cloud computing to businesses of all sizes. Customers rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and go green. With 2008 revenues of $1.9 billion, more than 150,000 customers and more than 22,000 partners, VMware is one of the fastest growing public software companies. Headquartered in Palo Alto, California, VMware is majority-owned by EMC Corporation (NYSE: EMC).

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VMware is a registered trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the timing and consummation of the SpringSource acquisition, the integration of SpringSource’s technology, employees, business and operations into VMware’s technology platforms, business and operations, VMware’s cloud and Platform as a Service strategies and projections for the direction, development and market size for virtualized and cloud computing infrastructure and application solutions including PaaS and other solutions. Actual results could differ materially from those projected in the forward-looking statements in this press release as a result of numerous risk factors, including but not limited to: (i) failure to complete the SpringSource acquisition due to the failure to satisfy one or more closing conditions for the transaction; (ii) failure to successfully integrate SpringSource’s technology, employees, business and operations into VMware’s business and operations; (iii) failure to successfully execute VMware’s cloud and Platform as a Service strategies; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization, cloud computing and PaaS markets, and new product and marketing initiatives by our competitors; (vii) our customers’ ability to develop, and to transition to, new products; (viii) the uncertainty of customer acceptance of emerging or open source technology; (ix) rapid technological and market changes in virtualization software; (x) changes to product development timelines; (xi) our ability to protect our proprietary technology; and (xii) our ability to attract and retain highly qualified employees. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the report on Form 10-Q for the fiscal period ended June 30, 2009, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

(650) 427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

(650) 427-3267

Mary Ann Gallo

VMware Public Relations

magallo@vmware.com

(650) 427-3271

Ulysses King

OutCast Communications for VMware

ulysses@outcastpr.com

(415) 345-4731